UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 16, 2025

Actelis Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41375	52-2160309
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4039 Clipper Court, Fremont, CA 94538

(Address of principal executive offices)

(510) 545-1045

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ASNS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed on its current report on Form 8-K filed on August 25, 2025, on August 19, 2025, Actelis Networks, Inc. (the “Company”) received written notice from the Listing Qualifications Staff (“Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) stating that, due to the Company’s non-compliance with the $2.5 million stockholders’ equity requirement set forth in Nasdaq Listing Rule 5550(b)(1) (the “Equity Rule”) as of June 30, 2025, and because, pursuant to Listing Rule 5815(d)(4)(B), the Company remained subject to a mandatory hearing panel monitor through August 27, 2025, the Company’s securities were subject to delisting from Nasdaq unless the Company timely requests a hearing before the Nasdaq Hearing Panel (the “Panel”). The Company had its hearing with the Panel recently.

At the hearing, the Company presented its plan to evidence and maintain compliance with the Equity Rule and all other applicable criteria for continued listing on The Nasdaq Capital Market and requested to remain listed subject to that plan. There can be no assurance that the Panel will grant the Company’s request for continued listing or that the Company will be able to demonstrate compliance with the Minimum Shareholders’ Equity Requirement and all other applicable Nasdaq listing criteria within any extension of time that may be granted by the Panel.

As previously disclosed in its current report on Form 8-K filed on October 2, 2025, the Company closed on September 29 a private placement (the “Offering”) of its common stock par value $0.0001 per share (the “Common Stock”), and pre-funded warrants, each to purchase one share of Common Stock, with White Lion Capital LLC, for aggregate total gross proceeds of approximately $850,000, as well as an equity line of credit (“ELOC”) for up to $30,000,000, effective for 36 months.

Based on the Offering, the Company believes it has stockholders' equity of at least $2.5 million as of the date of this filing, as required by the Equity Rule for continued listing on The Nasdaq Capital Market. The Company is awaiting Nasdaq's confirmation of compliance. In the event the Company's next periodic report evidences non-compliance with the Equity Rule, the Company may be subject to delisting from Nasdaq.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTELIS NETWORKS, INC.

Dated: October 16, 2025	By:	/s/ Tuvia Barlev
	Name:	Tuvia Barlev
	Title:	Chief Executive Officer

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